SRAX Reports Q3 2019 Vertical Sales Increase 17% Year-over-Year and Net Income of $1.4 Million

LOS ANGELES, November 14, 2019 - SRAX, Inc. (Nasdaq: SRAX), a digital marketing and consumer data management and distribution technology platform company, reported results for the three months ended September 30, 2019.

“SRAX is leveraging our core technologies to develop platforms and build valuable and specific data sets,” said Christopher Miglino, founder and CEO of SRAX. “Our platforms are gaining traction and creating synergies. In fact, sales from existing platforms grew 11% and 17%, for Q3 2019 compared to Q2 2019 and Q3 2018, respectively, and are already benefiting from advances in BIGtoken.”

“BIGtoken is expanding in reach and scope. As of today, we have a subscriber base of 16.3 million. To broaden and accommodate our international subscriber base, we signed key partnerships in India and the Philippines; completed integration for international users; and started the process to offer BIGtoken in multiple languages. Now, we are implementing more initiatives to scale subscriber growth and launch additional offerings. After unveiling BIG Rewards™, some of the largest consumer packaged goods (CPG) brands in the world initiated programs to offer coupons, exclusive product deals and more. Upon introducing BIG Research to gather insights on behalf of large brands looking for global customer insights, we have signed deals with two of the largest research platforms. Additionally, after spending the past two quarters integrating our platforms and realigning the sales process, in Q4 2019, we expect to accelerate revenue growth driven by brands activating on our platforms to engage with consumers complemented by increased adoption of SRAX IR.”

Q3 2019 Financial Highlights:

●	Revenue was $1.0 million. This compares to $904,000 in Q2 2019 and $2.0 million for Q3 2018 that includes $1.2 million from SRAXmd and other.
●	Continuing product sales, referred to as vertical sales, were up 11% and 17%, respectively compared to Q2 2019 and Q3 2018.
●	Gross profit margin was 68%, compared to 55% in Q2 2019 and 62% in Q3 2018.
●	Net income was $1.4 million, compared to a net loss of $8.1 million in Q2 2019 and net income of $21.3 million, including a $23.9 million gain on sale of SRAXmd, in Q3 2018.
●	Adjusted EBITDA loss was $4.0 million, compared to $4.0 million in Q2 2019 and $2.9 million in Q3 2018.

Operating Highlights:

●	SRAX IR, 32 subscribers and 20 resellers
	○	Enhanced features, adding real-time trading data, warrant management and the ability to access shareholder contact data, including email, phone number and social media links.
●	BIGtoken, 16.3 million subscribers
	○	Activated major CPG brands on BIG Rewards, a new feature that enables marketers to engage BIGtoken subscribers.
	○	Partnered with ZAPGroup, one of the largest point-of-sale retail loyalty programs based in the Philippines.
	○	Entered the 28 member countries of the European Union.
	○	Enabled data payments for users outside of the U.S. and initiated a process to offer in multiple languages.
	○	Unveiled plans to launch BIGtoken India with Yash Birla Group, one of India’s largest conglomerates.
	○	Partnered with several high-profile non-profit associations to provide BIGtoken users the ability to donate their earnings. They include
■ American Heart Association, the nation's oldest and largest voluntary organization dedicated to fighting heart disease and stroke; and
■ HealthCorps, founded by Dr. Mehmet Oz, dedicated to helping high-school students make better choices about their health and physical fitness.
	○	Formed a strategic partnership with LiveXLive, a global digital media company focused on live entertainment, to increase each platform’s user base while generating data-based insight.
	○	Signed an agreement with Blue Chip, an integrated marketing agency, to activate anonymized self-attested, transaction, location, and social media data.
●	Corporate:
	○	Changed the company name to SRAX to better reflect the company’s positioning.
	○	Raised $5.5 million from a registered direct offering.

Conference Call:

Management will review the results on a conference call with a live question and answer session today, November 13, 2019, at 4:30 p.m. ET/1:30 p.m. PT.

●	If calling from the U.S. or Canada, please dial 1-877-451-6152 to access the live call and 1-844-512-2921 for the replay, code 13695604 available until November 27, 2019.
●	If calling internationally, please dial 1-201-389-0879 to access the live call and 1-412-317-6671 for the replay, code 13695604.
●	The call will be webcast over the Internet and accessible at the company's website at https://srax.com/investors/ for at least 90 days.

Non-GAAP Measures:

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: Adjusted net income (loss) and Adjusted EBITDA The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business. For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

Adjusted net income (loss) is defined as net income (loss) less non-cash equity-based compensation and the accretion of warrants.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, changes in the fair-value of derivative and warrant liabilities and certain additional one-time charges.

About SRAX

SRAX, Inc. (NASDAQ: SRAX) is a digital marketing and consumer data management technology company. SRAX's technology unlocks data to reveal brands' core consumers and their characteristics across marketing channels. Monetizing its data sets, SRAX is growing multiple recurring revenue streams through its various platforms. Through the BIGtoken platform, SRAX has developed a consumer-managed data marketplace where people can own and earn from their data thereby offering everyone in the Internet ecosystem choice, transparency, and compensation. SRAX's tools deliver a digital competitive advantage for brands in the CPG, automotive, investor relations, luxury, and lifestyle verticals by integrating all aspects of the advertising experience, including verified consumer participation, into one platform. For more information on SRAX, visit www.srax.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties as set forth in our Annual Report on Form 10-K for the year ended December 31, 2018, and our subsequent Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Kirsten Chapman/Mary Magnani, LHA Investor Relations, +1 415 433 3777, srax@lhai.com

SRAX, INC.

(Formerly Known As Social Reality, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months ended		Nine Months ended
	September 30,		September 30,
	2019	2018	2019	2018
		(restated)		(restated)
Revenue	$1,001,000	$2,015,000	$2,497,000	$8,824,000
Cost of revenue	322,000	764,000	1,075,000	2,902,000
Gross profit	679,000	1,251,000	1,422,000	5,922,000
Operating expense:
General, selling and administrative expense	5,389,000	4,869,000	14,994,000	14,392,000

Loss from operations	(4,710,000)	(3,618,000)	(13,572,000)	(8,470,000)

Other income (expense):
Interest expense	(108,000)	(319,000)	(359,000)	(1,241,000)
Amortization of debt issuance costs	-	(619,000)	-	(1,538,000)
Total Interest Expense	(108,000)	(938,000)	(359,000)	(2,779,000)
Gain (loss) on sale of Assets	-	23,978,000	395,000	23,956,000
Exchange gain (loss)	-	10,000	14,000	5,000
Loss on repricing of equity warrants	-	-	(342,000)	-
Change in fair value of warrant derivative liabilities	6,227,000	1,839,000	1,390,000	4,549,000
Total other income (expense)	6,119,000	24,889,000	1,098,000	25,731,000
Loss before provision for income taxes	1,409,000	21,271,000	(12,474,000)	17,261,000

Provision for income taxes	—	—	-	—
Net income (loss)	$1,409,000	$21,271,000	$(12,474,000)	$17,261,000

Net income (loss) per share, basic and diluted	$0.11	$2.10	$(0.96)	$1.71

Weighted average shares outstanding – basic and diluted	12,933,585	10,112,804	12,965,773	10,121,717

SRAX, INC.

(Formerly Known As Social Reality, Inc)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,843,000	$2,785,000
Accounts receivable, net	1,241,000	1,829,000
Prepaid expenses	866,000	467,000
Other current assets	301,000	387,000
Total current assets	5,251,000	5,468,000

Property and equipment, net	205,000	192,000
Goodwill	15,645,000	15,645,000
Intangible assets, net	1,874,000	1,763,000
Right-of-Use Asset - Long Term Portion	429,000	—
Other assets	130,000	51,000
Total assets	$23,534,000	$23,119,000

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	1,594,000	3,575,000
Warrant Derivative liabilities	4,052,000	5,442,000
Other current liabilities	906,000	—
Total current liabilities	6,552,000	9,017,000
Long term liabilities:
Lease Obligation - Long Term Portion	295,000	—
Total liabilities	6,847,000	9,017,000

Commitments and contingencies (Note 11)

Total stockholders' equity	16,687,000	14,102,000
Total liabilities and stockholders' equity	$23,534,000	$23,119,000

SRAX, INC.

(Formerly Known As Social Reality, Inc)

Reconciliation of GAAP to Non – GAAP Results

(Unaudited)

	For the three months ended
	As Reported - GAAP					Disc. Products					Excl. Disc Products
($s in '000s)	Sept 30, 2019	June 30, 2019	Sept 30, 2018	QoQ	YoY	Sept 30, 2019	June 30, 2019	Sept 30, 2018	QoQ	YoY	Sept 30, 2019	June 30, 2019	Sept 30, 2018	QoQ	YoY
Net Revenue	1,001	904	2,015	11%	-50%	-	-	1,161	n/m	-100%	1,001	904	855	11%	17%
							-
Cost of revenue	322	411	764	-22%	-58%	-	-	225	n/m	-100%	322	411	538	-22%	-40%
Gross Profit	679	493	1,252	38%	-46%	-	-	935	n/m	-100%	679	493	317	38%	115%
Margin %	68%	55%	62%	1330 bps	574 bps	n/a	n/a	81%	n/m	n/m	68%	55%	37%	1329 bps	3081 bps

Operating expense	5,389	5,114	4,869	5%	11%	5	-	931	n/m	-99%	5,383	5,114	3,938	5%	37%

Operating Income	(4,710)	(4,620)	(3,617)	2%	30%	(5)	-	4	n/m	-239%	(4,704)	(4,620)	(3,621)	2%	30%
less:
Equity based compensation	424	316	595	34%	-29%	-	-	-	n/m	n/m	424	316	595	34%	-29%
Depreciation and amortization	306	276	173	11%	77%	-	-	54	n/m	-100%	306	276	118	11%	159%

Adjusted EBITDA	(3,980)	(4,028)	(2,850)	-1%	40%	(5)	-	58	n/m	-109%	(3,974)	(4,028)	(2,908)	-1%	37%

	For the three months ended
	September 30, 2019	June 30, 2019	September 30, 2018	QoQ	YoY
Net Income / (Loss)	1,409,000	$(8,098,000)	$21,271,000	n/m	-93%
Plus:				n/m	n/m
Equity based compensation	424,000	316,000	595,000	34%	-29%
Interest (income) expense	108,000	183,000	938,000	-41%	-88%
Depreciation and amortization	306,000	276,000	173,000	11%	77%
Change in Fair Value of Warrant Liability	(6,227,000)	2,876,000	(1,839,000)	n/m	239%
Financing Costs	-	342,000	(11,000)	-100%	-100%
Gain on Sale	-	77,000	(23,978,000)	-100%	-100%
Other (income)/ expense	-	-	1,000	n/m	-100%
Adjusted EBITDA	$(3,980,000)	$(4,028,000)	$(2,850,000)	1%	-40%